EXHIBIT 10.7

NOTE: PORTIONS OF THIS EXHIBIT (MARKED WITH AN ASTERISK) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                            ADDENDUM NO. 1

This Addendum No. 1 to the Cellular Service Sales Agreement effective ("Agreement") between Ameritel Communications, Inc. (the "Company") and Cable & Wireless, Inc. ("CWI") modifies the Agreement as follows:

Notwithstanding any provision to the Agreement to the contrary, if at any time during the initial term or any renewal term of the Agreement either of the following situations occur: (1) If there is a transfer of control of the business of CWI, either by merger, acquisition, sale of assets or otherwise; or (2) If the Company does not match the rates, charges and quantity discount structure for prospective wireless users set forth in a firm, written quotation ("Wireless Quotation") received by CWI from another wireless service provider ("Other Wireless Provider") whereby CWI would act as an independent sales agent to sell the Other Wireless Provider's Wireless services which are (i) materially the same as the Wireless Services set forth in this Agreement, and (ii) for paging services, provided under a national rate plan platform, and for cellular services, provided in materially the same geographic areas as the cellular services under the Agreement. In addition, the Wireless Quotation shall also include a compensation plan that is at least equal to or more favorable than the compensation plan set forth in the Agreement.

Ameritel Communications, Inc.                   Cable & Wireless, Inc.
By:/s/ Bruce Hahn, CEO                          By: /s/ Richard Yalen, COO
10/15/97                                        10/15/97

                CELLULAR SERVICE SALES AGREEMENT

              THIS AGREEMENT        is made and entered into by and between
Ameritel Communications, Inc. (the "Company") and Cable & Wireless, Inc.
("CWI") this      day of September 1997.

              WHEREAS, the Company has entered into or intends to enter into agreements with certain facilities based carriers authorizing it to resell access to and usage of the cellular radio systems ("Cellular Service"), paging systems, including one-way paging, two-way paging and Voice Now paging, ("Paging Service"), Specialized Mobile Radio ("SMR"), excluding Personal Communications Services ("PCS"), (collectively "Wireless Service") within the territories covered by such agreements as set forth in Schedule
1 ("Territories") as such may be amended from time to time by the Company, and

              WHEREAS, CWI desires on behalf of the Company to solicit prospective Subscribers to the Company's Wireless Services.

              NOW, THEREFORE, in consideration of the mutual agreements and understandings herein contained, the parties hereto agree as follows:

       1.    RELATIONSHIP OF THE PARTIES.

              The Company hereby agrees that CWI may solicit prospective Subscribers to the Company's Wireless Service. The Company hereby reserves to itself the right to market Wireless Service, either directly or through other sales agents, representatives or referral partners, to potential Subscribers in the Territories. During the term of this Agreement, CWI shall not offer or sell Wireless Service provided or sold by any third party, or refer any Subscribers or potential Subscribers to any other provider of Wireless Service, in the Territories. During the term of this Agreement and for a period of one (1) year following expiration or termination thereof, CWI shall not solicit, directly or indirectly, any Subscribers of the Company's Wireless Service for the purpose of persuading such Subscribers to subscribe to Wireless Service provided by anyone other than the Company. In the event that this Agreement is terminated by CWI pursuant to the provisions of paragraphs 3(c), 4 or 7(a), the one year restrictions against solicitation by CWI following such termination shall not apply.

              In performing their respective duties hereunder, the parties shall adhere strictly to the highest standards of fair dealing and business conduct. CWI shall adhere to such reasonable procedures as may be established, from time to time, by the Company regarding the activation and providing of Wireless Service hereunder, and to all applicable tariffs, laws, rules and regulations.

       2.    DUTIES AND RESPONSIBILITIES OF CWI.

              (a) Solicitation. The Company authorizes CWI to solicit and offer Company Wireless Services to CWI's existing and prospective customers.

The Company shall have the sole right in its discretion to determine whether to offer Wireless Service to any potential Subscriber referred by CWI and to determine the terms and conditions of such Wireless Service.
CWI shall utilize forms of the Company's Subscriber application and Wireless Services agreement, as set forth in Schedule 2 hereto, in its solicitation activities ("Subscriber Forms"). Potential Subscribers may be drawn from all classes of potential users of Wireless Service excepting current Subscribers to the Company's Wireless Service. CWI shall forward promptly all Subscriber Forms to the Company. No contract between the Company and a Subscriber shall exist by reason of the delivery of any Subscriber Form to the Company. Enrolled Subscribers shall be Wireless Service customers of the Company, subject to the Company's terms and policies then in effect. CWI shall have no right or obligation to bill or collect from Subscribers or potential Subscribers any money or charges for Wireless Service, to conduct any sales and marketing activities on behalf of the Company except as expressly set forth herein, or to provide Subscribers or potential Subscribers with any customer service and support. In the event that an order referred by CWI is rejected, the Company will notify CWI of the reason for such rejection.

              (b) Regulatory Matters. This Agreement shall at all times be subject to (i) changes or modifications to comply with, and
(ii) any necessary approvals of, local, state and federal regulatory agencies having jurisdiction over the provision of Wireless Service in the Territories. The Company may add, delete, suspend or modify the rates for, and/or the particular services comprising, Wireless Service, and determine whether such changes apply to both existing or future Subscribers. CWI shall not take any action inconsistent with any efforts by the Company or any provider of Wireless Service to the Company before regulatory authorities or others regarding any modification of rates for Wireless Service.

       3.    ACTIVATION PROCESSING RESPONSIBILITIES:  Provisions of Wireless
              Services

              (a) The respective responsibilities of the Company and CWI in connection with processing the activation of Wireless Service for Subscribers are as set forth in Schedule 2 attached hereto.
              (b)(i) The Company shall be responsible, at its cost and expense, for providing and delivering (or arranging for delivery) to Subscribers of the cellular telephones listed on Schedule 2A attached hereto, which may be amended by the Company from time to time on notice to CWI. In the event that Schedule 2A is amended by the addition of other models of cellular telephones approved in advance by CWI, the Company may, at its option, require the Subscriber to reimburse it for the Company's cost of purchasing such telephones, if such cost exceeds $150.

                  (ii) The Company shall be responsible for delivering, or arranging for the delivery, to Subscribers of all pagers sold pursuant to the terms of this Agreement. The Company shall bill Subscribers directly for all pagers purchased utilizing an acceptable Visa, MasterCard, Discover or American Express credit card. In the event the purchaser is a larger centrally billed Subscriber, the Company will invoice the purchaser directly.

              (c) Upon activation, the Company shall provide Subscribers within the Territories with available Wireless Services pursuant to the then current rates, terms and conditions of the Company's Wireless Service agreement, as amended or modified from time to time by the Company in its sole discretion. A copy of the Company's current rates and charges for Wireless Service is attached as Schedule 2B. The Company shall provide CWI with ninety (90) days notice of any changes in the Territories or in the Company's schedule of rates and charges but shall incur no liability by reason of its failure to do so. If such increase exceeds 10% in any twelve month period, CWI shall have the right to terminate this Agreement

       4.    ACTIVATION COMMISSIONS; AIRTIME RESIDUALS.

              During the term of this Agreement the Company shall pay to CWI activation commissions ("Activation Commissions"), subject to applicable chargebacks, and airtime residuals ("Airtime Residuals") in connection with the enrollment of Subscribers solicited by CWI in accordance with the attached Schedule 3 (which may be amended by the Company from time to time on 30 days prior written notice to CWI). In the event that the activation commissions or airtime residuals set forth in Schedule 3 are reduced by the Company, CWI at its option may terminate this Agreement. Reductions of airtime residuals shall not take effect retroactively. Activation Commissions shall be payable by the Company after the completion of the first billing cycle following activation of the Subscriber's cellular telephone (approximately 45 days) and Airtime Residuals shall be payable within sixty (60) days from each January 1st and July 1st occurring during
the term of this Agreement.   Upon termination, CWI's right to receive
Activation Commissions and Airtime Residuals shall terminate, except for Activation Commissions payable for activations of Wireless Service made prior to the termination or expiration date.

              Disputed amounts shall be paid upon resolution of the dispute. CWI hereby acknowledges that it has not relied upon any representation, warranty or guaranty, express or implied, as to its earnings pursuant to this Agreement.

       5.    USE OF MARKS BY CWI;
              PROTECTION OF THE COMPANY'S RIGHTS.

              CWI may use the Marks in any materials utilized in its solicitation activities on behalf of the Company, subject to the review and prior written approval by the Company of any such proposed use. CWI shall neither acquire, nor claim any right, title or interest in or to the Marks through advertising and sale of the Company's Wireless Services or otherwise. CWI acknowledges and agrees that it has no right, title or interest in any of the Marks. If the Company notifies CWI to modify or discontinue the use of any or all of the Marks, CWI shall do so as soon as possible after receipt of such notice, at CWI's sole cost and expense. The Company shall provide CWI at no charge with revised Company sales literature which incorporates the new Marks and replace at the Company's own cost and expense, any approved Wireless Services materials prepared by CWI due to the Company's changes to its Marks. Upon termination or expiration of this Agreement or this relationship, CWI shall have no right to continue any use of a Mark. The Company agrees to indemnify and hold CWI harmless from any and all claims, losses and damages or other expenses (including reasonable attorney's fees) which arise or result from CWI's use of a Mark provided that CWI complies with the terms of this Section 5. Any unauthorized use of the Marks by CWI shall constitute an infringement of the rights of the Company in and to the Marks, and shall constitute a material breach of this Agreement.

       6.    TERM AND EXTENSION OF RELATIONSHIP.

              This Agreement shall be for an initial term of twelve (12) months commencing on the date of full execution of this Agreement and shall automatically be extended for successive twelve (12) month periods on the same terms and conditions as are in effect at the time of such renewal unless either party shall have given written notice to the other of its intention not to renew this Agreement at least ninety (90) days prior to the expiration of the then-current term hereof.

       7.    TERMINATION OR EXPIRATION OF AGREEMENT.

              (a) Termination. Either party shall have the right to terminate this Agreement immediately upon written notice if the other
(i) makes an assignment for the benefit of creditors; (ii) has an Order for Relief under Title 11 of the United States Code entered by any United States Court against it; (iii) has a trustee or receiver of any substantial part of its assets appointed by any court; or (iv) breaches any material term or condition of this Agreement which breach is not cured within fifteen (15) days of notification thereof by the non-breaching party.

              (b) Obligations of CWI Upon Termination or Expiration.
Upon the expiration or termination of this Agreement for any reason, CWI, shall at the Company's request and at its direction either return to the Company all materials, if any, identifying or relating to the Company's business or destroy such materials including but not limited to all documents, records or other materials, and all copies either xerox or computer, which were provided to CWI by the Company during the term of this Agreement.

       8.  MISCELLANEOUS.

              (a) Except to the extent governed by federal law, rules or regulations, this Agreement shall be interpreted under and governed by the laws of the State of Georgia without regard to conflicts of law principles.

              (b) If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, the parties shall negotiate in good faith to agree on a substitute provision that is legal and enforceable and which achieves to the greatest extent possible the legal and commercial objectives of the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall continue in full force to the extent permitted by law.

              (c) The rights of the Company and CWI hereunder are cumulative, and no exercise or enforcement by the Company or CWI of any right or remedy hereunder shall preclude the exercise or enforcement by the Company or CWI of any right or remedy hereunder or any right or remedy to which the Company or CWI is entitled by law. Neither the Company nor CWI shall be deemed to have waived any of its rights under this Agreement by virtue of any failure or refusal by that party to exercise any right under this agreement or to require full compliance by the other party with its obligations under this Agreement, or by virtue of any failure or refusal to exercise any right or to require full compliance with respect to the Company's agreement with any other referral agent. A waiver of any term or provision of this Agreement may only be given by a written instrument executed by the waiving party.

              (d) Neither the Company nor CWI shall be liable for loss or damage or be deemed to be in breach of this Agreement if its failure to perform its obligations results from (i) compliance with any change that occurs during the term of this Agreement to any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency thereof or any court of competent jurisdiction which materially adversely affects a party,
(ii) acts or omissions of the other party in violation of this Agreement, or (iii) acts of God, fires, strikes, embargoes, war, insurrection, riot, and other causes beyond the reasonable control of the party. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

              (e) Each party ("Indemnifying Party") shall indemnify, defend and hold the other party and its directors, officers, employees, agents and/or any assignees thereof (and their respective heirs and legal representatives) harmless against any liability for any third party claims or demands arising out of (i) the negligence and wilful misconduct of the Indemnifying Party, or (ii) any material breach by the Indemnifying Party of this Agreement.

                      The Company shall indemnify, defend and hold CWI harmless from and against all third-party claims, demands, actions, causes of action, judgments, costs and reasonable attorney's fees and expenses of any kind arising from or related to the provision and use of Wireless Services.
In no event shall either party be liable for any loss or profits or for any indirect, incidental, special, exemplary, or consequential damages.

              (f) This Agreement, including the exhibits and schedules thereto, constitutes the entire agreement of the parties hereto in respect of the subject matter contained herein.

              (g) Neither party may assign or transfer this Agreement without the prior written consent of the other, which consent may not be unreasonably withheld except that either party may upon written notice to the other assign its rights and obligations to its affiliates. Subject to the foregoing sentence, this Agreement is binding upon the parties and their respective executors, administrators, heirs, assigns and successors in interest.

              (h) All terms, provisions, representations, warranties, covenants and obligations of either party shall survive the expiration or termination of this Agreement and the performance by either party hereunder and shall continue in full force and effect subsequent to, and notwithstanding such expiration or termination or performance, until they are satisfied in full or by their nature expire.

              (i) Headings to the sections and paragraphs of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

              (j) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument notwithstanding that all parties are not signatories to each counterpart.

              (k) This Agreement may not be modified, amended or supplemented except by an agreement in writing signed by all of the parties hereto.

              (l) Except as expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or permitted assigns, any rights, benefits or remedies of any kind or character whatsoever under or by reason of this Agreement.

              (m) Neither party shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence or the terms of this Agreement without obtaining prior written approval from the other party.

       9.    ACKNOWLEDGEMENT AND REPRESENTATIONS.

              Each party represents and warrants that (i) the execution, delivery and/or performance of this Agreement will not conflict with or result in any breach of any provision of its charter or by-laws or any agreement, contract or legally binding commitment or arrangement to which it is a party, and (ii) it is not subject to any limitation or restriction (including, without limitation, non-competition, and confidentiality arrangements) which would prohibit, restrict or impede the performance of any of its obligations under this Agreement. CWI is acting as an independent sales agent of the Company and, the Company and CWI agree that this Agreement does not constitute the parties as principal and agent, a joint venture, partnership, employment or similar relationship among the parties, and, unless authorized in writing, neither the Company nor CWI shall make any express or implied agreements, guarantees or representations, or incur any indebtedness or obligations, in the name of or on behalf of the other.

       10.    DEFINITIONS.

              As used in this Agreement, the following terms shall have the meanings specified in this Article 10.

              Marks. Trademarks, trade names, insignia, symbols, decorative designs, or similar indicia which the Company owns or is licensed or sublicensed to use in connection with the offering or provision of Wireless Service or products relating thereto.

              Subscriber. The ultimate user of Wireless Service provided by or through the Company and who purchased Wireless Service from and is responsible for the payment of charges to the Company.

       11.    NOTICES.

              All notices, request, demands and other communications hereunder shall be in writing and may be given by personal delivery, by certified mail, return receipt requested, or by facsimile, electronically confirmed and followed up immediately by regular mail, or by overnight carrier to the following addresses or to such other addressor or shall be designated in writing:

              If to the Company:

              Ameritel Communications, Inc.
              6115-A Jimmy Carter Blvd.
              Norcross, GA 30071
              Attn: Albert Bodamer
              with a copy to:

              Leonard R. Glass, Esq.
              Cole, Schotz, Meisel, Forman & Leonard, P.A.
              25 Main St.
              Hackensack, NJ 07601

              If to CWI:

              Cable & Wireless, Inc.
              8219 Leesburg Pike
              Vienna, Virginia 22182
              Attn: Contract Management

              IN WITNESS WHEREOF, intending to be legally bound, the parties have executed and delivered this Agreement in counterparts by their duly authorized representatives as of the date first written above.

                                                AMERITEL COMMUNICATIONS, INC.
                                                By /s/ Bruce A. Hahn, Chairman

                                                CABLE & WIRELESS, INC.
                                                By /s/ Richard Yalen, COO

                                         SCHEDULE 1
                                       THE TERRITORIES

A.     Cellular Telephone Service

State         MSA/RSA Name
AL     Alabama 1 - Franklin
AL     Alabama 1 - Franklin
AL     Alabama 1 - Franklin
AL     Alabama 1 - Franklin
AL     Alabama 2 - Jackson
AL     Alabama 2 - Jackson
AL     Alabama 6 - Washington
AL     Anniston
AL     Birmingham
AL     Florence
AL     Gadsden
AL     Huntsville
AL     Mobile
AL     Tuscaloosa
AZ     Arizona 1 - Mohave
AZ     Arizona 2 - Coconino
AZ     Arizona 3 - Navajo
AZ     Arizona 4 - Yuma
AZ     Arizona 5 - Gila
AZ     Arizona 6 - Graham
AZ     Arizona 6 - Graham
AZ     Arizona 6 - Graham
AZ     Phoenix
AZ     Tuscon
CA     Bakersfield
CA     California 10 - Sierra
CA     California 11 - El Dorado
CA     California 12 - Kings
CA     California 3 - Alpine
CA     California 4 - Madera
CA     California 5 - San Luis Obispo
CA     Chico
CA     Fresno
CA     Modesto
CA     Napa
CA     Redding
CA     Sacramento
CA     Salinas - Seaside - Monterey
CA     San Francisco
CA     San Jose
CA     Santa Cruz
CA     Santa Rosa - Petaluma
CA     Stockton
CA     Visalia - Tulare - Porterville
CA     Yuba City
CO     Colorado 3 - Garfield
CO     Colorado Springs
CO     Denver
CO     Fort Collins - Loveland
CO     Greeley
FL     Honda 1 - Collier
FL     Florida 3 - Hardee
FL     Florida 5 - Putnam
FL     Florida 5 - Putnam
FL     Fort Myers

GA     Athens
GA     Atlanta
GA     Georgia 3 - Chattooga
HI     Hawaii 2 - Maui
HI     Honolulu
ID     Boise
ID     Idaho 4 - Elmore
IL     Aurora - Elgin
IL     Chicago
IL     Illinois 6 - Montgomery
IL     Kankakee
IL     Rockford
IN     Anderson
IN     Bloomington - Normal
IN     Gary - Hammond - East Chicago
IN     Indiana 1 - Newton
IN     Indiana 1 - Newton
IN     Indiana 9 - Decatur
IN     Indianapolis
IN     Kokomo
IN     Lafayette
IN     Muncie
IN     Terre Haute
KY     Clarksville - Hopkinsville (TN-KY)
KY     Kentucky 7 - Trimble
KY     Kentucky 7 - Trimble
KY     Kentucky 7 - Trimble
KY     Lexington - Fayette
KY     Louisville
NE     Omaha
NJ     Allentown - Bethlehem - Easton (PA-NJ)
NM     Albuquerque
NM     Las Cruces
NY     Binghamton
NY     Buffalo
NY     Elmira
NY     New York 1 - Jefferson
NY     New York 2 - Frnaklin
NY     New York 3 - Chautaugua
NY     New York 4 - Yates
NY     Rochester
NY     Syracuse
NY     Utica - Rome
OH     Akron
OH     Canton
OH     Cleveland
OH     Lorain - Elyria
OR     Eugene - Springfield
OR     Portland
OR     Salem
TN     Chattanooga (TN-GA)
TN     Memphis (TN-AR-MS)
TN     Nashville
TN     Tennessee 2 - Cannon
TN     Tennessee 5 - Fayette
TN     Tennessee 5 - Fayette
TN     Tennessee 5 - Fayette
TN     Tennessee 5 - Fayette
TN     Tennessee 7 - Bledsoe

TN     Tennessee 7 - Bledsoe
TN     Tennessee 7 - Bledsoe
TN     Tennessee 9 - Maury
TX     El Paso
TX     Galveston - Texas City
UT     Provo - Orem
UT     Salt Lake City
UT     Utah 1 - Box Elder
UT     Utah 2 - Morgan
VA     Richmond
WA     Bellingham
WA     Bremerton
WA     Olympia

WA     Richland - Kennewick - Pasco
WA     Seattle
WA     Spokane
WA     Tacoma
WA     Washington 1 - Clallam
WA     Washington 6 - Pacific

B.     (Paging Services)

       National Coverage - estimated 200 million POPs.

Note: Additional coverage areas and Wireless Services may be added to this schedule by Ameritel upon notice to CWI.

                                         SCHEDULE 2

                    ACTIVATION PROCESSING RESPONSIBILITIES AND PROCEDURES

                                      CABLE & WIRELESS

                  ACTIVATION & PROCESS FLOWS FOR CELLULAR & PAGING PROGRAMS

TABLE OF CONTENTS:

1.     Cellular Conversion Activation Process Flow for Individually Billed
       Customer.

2. Cellular Service & Equipment Activation Process Flow for Individually Billed Customer.

3.     Cellular Conversion Activation Process Flow for Business Billed
       Customer.

4. Cellular Service & Equipment Activation Process Flow for Business Billed Customer.

5.     Paging Service & Activation Process Flow.

                                      CABLE & WIRELESS

                         CELLULAR CONVERSION ACTIVATION PROCESS FLOW
                              FOR INDIVIDUALLY BILLED CUSTOMER

1. CABLE & WIRELESS REPRESENTATIVE WILL NEED TO DO THE FOLLOWING TO PROCESS A CUSTOMER:

       - Check coverage (via hard copy materials or 800# to dedicated C&W service unit at USCI). If covered, proceed to next bullet. If not covered, transaction cancelled.
       - Cable & Wireless Representative has customer complete an Ameritel application (Attachment"A").
       - Cable & Wireless Representative faxes application to dedicated C&W service unit at USCI (Using Attachment E) for credit check. Include current ESN on the application (Attachment "A").
       - USCI faxes credit results back to Cable & Wireless Representative (Using Attachment E). If deposit required, copy of check or credit card information must be provided on the application and faxed back to USCI. If customer has deposit but does not wish to continue, transaction is canceled. If no deposit required or customer wishes to pay deposit, proceed to next bullet.
       - Cable & Wireless Representative faxes Ameritel application to USCI for processing (Using Attachment E).
       -      USCI and Ameritel process activation.

2. USCI WILL PROVIDE THE FOLLOWING BACK TO THE CABLE & WIRELESS REPRESENTATIVE (We will fax the application back using Attachment E) TO COMPLETE THE ACTIVATION PROCESS:

       -      Mobile number
       - System ID (which will be written in the mobile number field next to the mobile number)

3. AT THE SOLE OPTION OF C&W, PHONE WILL BE PROGRAMMED IN ONE OF THE FOLLOWING THREE WAYS:

       -      CWI representative will program customer phone;
       -      Customer will call Ameritel's 1-800 number to program phone; or
       - The customer will employ an independent company to program the phone at a cost not to exceed $35.00, which cost will be reimbursed by Ameritel and credited to the the customer's account.

4.     TRANSACTION IS COMPLETE.

[Flow chart of above]
Attachment "A" [copy of Ameritel Cellular Service Subscriber Application] Attachment E [copy of sample fax cover sheet]

                            CABLE & WIRELESS

                   CELLULAR SERVICE AND EQUIPMENT ACTIVATION
                   PROCESS FLOW FOR INDIVIDUALLY-BILLED CUSTOMER

1. CABLE & WIRELESS REPRESENTATIVE WILL NEED TO DO THE FOLLOWING TO PROCESS A CUSTOMER:

       - Check coverage (via hard copy materials or 800# to dedicated C&W service unit at USCI). If covered, proceed to next bullet. If not covered, transaction canceled.
       - Cable & Wireless Representative has customer complete an Ameritel application (Attachment"A").
       - Cable & Wireless Representative faxes application to dedicated C&W service unit at USCI (Using Attachment E) for credit check. Include current ESN on the application (Attachment "A").
       - USCI faxes credit results back to Cable & Wireless Representative (Using Attachment E) on the application. If deposit required, copy of check or credit card information must be provided on the application and faxed back to USCI. If customer has deposit but does not wish to continue, transaction is canceled. If no deposit required or customer wishes to pay deposit, proceed to next bullet.
       - Calbe & Wireless Representative fills out Purchase Order (Attachment D), and has customer sign the Minimum Service Agreement (MSA) (Attachment "C") for the equipment.
       - Cable & Wireless Representative faxes Purchase Order and MSA to USCI (Using Attachment E) for processing.
       -      USCI and Ameritel process activation.

2. USCI FACILITATES SHIPMENT OF PRE-PROGRAMMED, ACTIVATED PHONE DIRECTLY TO CUSTOMER. TRANSACTION IS COMPLETE.

[Flow chart of above]
Attachment "A" [copy of Ameritel Cellular Service Subscriber Application] Attachment C [form of Minimum Service Agreement]
Attachment D [for of Cellular Order/Service Form]
Attachment E [copy of sample fax cover sheet]

                            CABLE & WIRELESS

                         CELLULAR CONVERSION ACTIVATION PROCESS FLOW
                                FOR BUSINESS BILLED CUSTOMER

1. CABLE & WIRELESS REPRESENTATIVE WILL NEED TO DO THE FOLLOWING TO PROCESS CUSTOMER(S):

       - Check coverage for each customer (via hard copy materials or 800# to dedicated C&W service unit at USCI). If covered, proceed to next bullet. If not covered, transaction cancelled.
       - Cable & Wireless Representative has business customer complete the business portion of the Ameritel application (Attachment"A"). Three business references, a bank reference and D&B must also accompany the Ameritel application.
       -      Cable & Wireless Representative faxes Ameritel application and reference to a dedicated C&W service unit at USCI (Using
              Attachment E) for credit check. May take up to 3 business days.
       - USCI faxes credit results back to Cable & Wireless Representative (Using Attachment E) on the application. If deposit required, copy of check or credit card information must be provided on the application and faxed back to USCI. If customer has deposit but does not wish to continue, transaction is canceled. If no deposit required or customer wishes to pay deposit, proceed to next bullet.
       - Cable & Wireless fills out "BUSINESS-BILLED PHONE INFORMATION SHEET" (Attachment "B") for each customer to be activated.
              Must include each customer's current ESN.
       - Cable & Wireless Representative faxes application and Business-Billed Phone Information Sheet to USCI (Using Attachment E) for processing.
       -      USCI and Ameritel process activation.

2. USCI WILL PROVIDE THE FOLLOWING BACK TO THE CABLE & WIRELESS REPRESENTATIVE TO COMPLETE THE ACTIVATION PROCESS (via faxing completed Attachment "B"):

       -      Mobile number for each line to be activated
       -      System ID for each line to be activated.

3. AT THE SOLE OPTION OF C&W, PHONE WILL BE PROGRAMMED IN ONE OF THE FOLLOWING THREE WAYS:

       -      CWI representative will program customer phone;
       -      Customer will call Ameritel's 1-800 number to program phone; or
       - The customer will employ an independent company to program the phone at a cost not to exceed $35.00, which cost will be reimbursed by Ameritel and credited to the customer's account.

4.     TRANSACTION IS COMPLETE.

[Flow chart of above]
Attachment "A" [copy of Ameritel Cellular Service Subscriber Application] Attachment B [form of Business-Billed Phone Information Form]
Attachment E [copy of sample fax cover sheet]

                            CABLE & WIRELESS

                  CELLULAR CONVERSION AND EQUIPMENT ACTIVATION PROCESS FLOW
                                  FOR BUSINESS-BILLED CUSTOMER(S):

1. CABLE & WIRELESS REPRESENTATIVE WILL NEED TO DO THE FOLLOWING TO PROCESS CUSTOMER(S):

       - Check coverage for each customer (via hard copy materials or 800# to dedicated C&W service unit at USCI). If covered, proceed to next bullet. If not covered, transaction cancelled.
       - Cable & Wireless Representative has business customer complete the business portion of the Ameritel application (Attachment"A"). Three business references, a bank reference and D&B must also accompany the Ameritel application.
       - Cable & Wireless Representative faxes Ameritel application and reference materials to a dedicated C&W service unit at USCI (Using Attachment E) for credit check. May take up to 3 business days.
       - USCI faxes credit results back to Cable & Wireless Representative (Using Attachment E) on the application. If deposit required, copy of check or credit card information must be provided on the application and faxed back to USCI. If customer has deposit but does not wish to continue, transaction is canceled. If no deposit required or customer wishes to pay deposit, proceed to next bullet.
       - Cable & Wireless has business customer sign the Minimum Service Agreement (MSA) (Attachment "C") for each phone ordered.
       - Cable & Wireless Representative fills out Purchase Order (Attachment "D") for each phone ordered.
       - Cable & Wireless fills out "Business-Billed Phone Information Form (Attachment "B").
       - Cable & Wireless Representative faxes application, MSA, Purchase Order and Business-Billed Information Formto USCI (Using Attachment E) for processing.
       -      USCI and Ameritel process activations.

2. USCI FACILITATES SHIPMENT OF PRE-PROGRAMMED, ACTIVATED PHONE DIRECTLY TO CUSTOMER. TRANSACTION IS COMPLETE.

[Flow Chart of above]
Attachment "A" [copy of Ameritel Cellular Service Subscriber Application] Attachment B [form of Business-Billed Phone Information Form]
Attachment E [copy of sample fax cover sheet]

[Paging Process Flow Chart]
Attachment E [copy of sample fax cover sheet]
Attachment F [copy of Paging Order/Service Form]

                                        SCHEDULE 2A

                       CELLULAR TELEPHONES TO BE PROVIDED BY AMERITEL



-      Motorola Flip

-      NEC 820

-      Nokia 638

-      Motorola Populus

-      Audiovox MVX 406



Note: The Company may, on notice to CWI in its sole discretion substitute comparable equipment due to equipment shortages, discontinuations, pricing and other competitive factors. The Company may also add models pursuant to Section 3(b)(i) of this Agreement.

                                         SCHEDULE 2B

                                      RATES AND CHARGES

CABLE & WIRELESS CORPORATE RATE PLANS

Listed below are rate plans that can be used by Cable & Wireless to market to the end consumer.

Markets: Markets including: Denver, Phoenix, Salt Lake, Seattle, Portland, Colorado Springs, Boise and more.

Minute Range     Monthly Charge     Peak Rate     Off-Peak Rate
0-30                $16.95            $.35            $.35
31-100              $14.95            $.34            $.34
101-200             $12.95            $.33            $.33
201-300             $10.95            $.32            $.32
301 and over        $8.95             $.31            $.31

Markets: Markets including: Nashville TN, Memphis TN, Jackson TN,
Chattanooga TN, Louisville KY, Lexington KY, Birmingham AL, Tuscaloosa AL, Mobile AL, Huntsville AL, Richmond VA, Rockford IL and more.

Minute Range     Monthly Charge     Peak Rate     Off-Peak Rate
0-30                $16.95            $.35            $.35
31-100              $14.95            $.30            $.30
101-200             $12.95            $.25            $.25
201-300             $10.95            $.23            $.23
301 and over        $8.95             $.21            $.21

If the billing is consolidated under the individual corporation, then a 5% discount will be applied to the account.

A more complete listing of rate plans will be provided at a later date.

[a graphics table depicting national retail rates]

AMERITEL CELLULAR PROGRAM

Ameritel provides Cable & Wireless with exciting rate plans and promotions to market to potential customers.

Compensation: Ameritel will pay a * commission plus residuals for every activation.

Ameritel will also * fund a variety of cellular phones prices at approximately * for Cable & Wireless to market to their customers.

Total investment in Cable & Wireless is * per activation plus bonus commissions.

ANNUAL REVENUE BONUS:

Annual Net Activations           Bonus Commission
0 - 10,000                           *
10,001 - 20,000                      *
20,001 - 30,000                      *
30,001 plus                          *

Net activations is equal to the number of current and active subscribers as of year end December 31. Bonus Commission is calculated as a percentage of only billable airtime revenues of qualified net activations.

6/23/97  Ameritel Confidential and Proprietary Information


*  THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

CONVERSION PROGRAM

If a customer has an existing cellular phone, Ameritel will offer a special promotion of 6 months of free monthly access.

Ameritel will also provide Calbe & Wireless an additional * commission for this type of activation.

CORPORATE PAGING SERVICE PRICING

Numeric Service (Annual Billing/Rate Per Mo.)
                           Extended
                 Local       Local         Regional       Nationwide
Standard:        $6.95      $9.95          $17.95           $28.95

Total Corporate/Employee Units in Service
1-14 Pagers      $5.95      $7.50          $12.95           $20.00
15-29 Pagers     $5.00      $6.50          $11.95           $19.00
30-49 Pagers     $4.50      $6.00          $10.95           $18.00
50 + Pagers      $4.00      $5.50          $9.95            $17.00

Alpha Numeric Service (Annual Billing/Rate Per Mo.)
                           Extended
                 Local       Local         Regional       Nationwide
Standard:        $12.95     $19.95          $29.95           $44.95

Total Corporate/Employee Units in Service
1-14 Pagers      $10.95     $11.95          $20.99           $35.95
15-29 Pagers     $9.95      $10.95          $19.99           $34.95
30-49 Pagers     $8.95      $9.95           $18.99           $33.95
50 + Pagers      $7.95      $8.95           $17.99           $32.95

Multiple Communication Services Billing Discount = 5% off Corporate Base Rates - (2) Year Billing Option Discount = an addition 5% off Base Rates

Enhanced Services:
Page Recall         $0.75

Voice Mail
Standard            $4.95
Plus                $6.95
Executive           $8.95
- Standard = 5 mess., 30 sec mess., 30 sec greeting, 24 hr storage
- Plus = 10 mess., 60 sec mess., 30 sec greeting, 48 hr storage
- Executive = 20 mess., 120 sec mess., 60 sec greeting, 72 hr storage

System Greeting                    Free
Custom Greeting                   $2.00
Group Call                        $2.00
Live Operator Dispatch (per call) $0.50

800 Numbers
Personal (100 calls, $.25 overcall)     $4.00
PIN (100 calls, $.25 overcall)          $3.00

6/23/97  Ameritel Confidential and Proprietary Information


*  THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

AMERITEL PAGING PROGRAM

Pager Products           C&W Cost     Retail    Profit    Margin %
Motorola Pronto FLX         *            *        *          *
Motorola Express Xtra       *            *        *          *
Motorola Wordline (Alpha)   *            *        *          *
Motorola Advisor Gold
  FLX (Alpha)               *            *        *          *

ANNUAL REVENUE BONUS:

Annual Net Activations           Bonus Commission
0 - 20,000                           *
20,001 - 30,000                      *
30,001 - 40,000                      *
40,001 plus                          *

Net activations is equal to the number of current and active subscribers as of year end December 31. Bonus Commission is calculated as a percentage of only billable airtime revenues of qualified net activations.

CABLE & WIRELESS EMPLOYEE PAGING SERVICE RATES
 - Annual Billing Plan w/Prepayment Required

                    Number of pages included/overcall cost per page
Numeric - Local                            *
Numeric - Extended Local                   *
Numeric - Regional                         *
Numeric - Nationwide                       *
                   Alpha-Numeric pages included/overcall Cost.
Alpha-Numeric - Local                      *
Alpha-Numeric - Extended Local             *
Alpha-Numeric - Regional                   *
Alpha-Numeric - Nationwide                 *

Enhanced Services
Page Recall             *
Voice Mail
Standard                *
Plus                    *
Executive               *

- Standard = 5 mess., 30 sec mess., 30 sec greeting, 24 hr storage
- Plus = 10 mess., 60 sec mess., 30 sec greeting, 48 hr storage
- Executive = 20 mess., 120 sec mess., 60 sec greeting, 72 hr storage

System Greeting        *
Custom Greeting        *
Group Call             *
Live Operator Dispatch (per call) *

800 Numbers
Personal (100 calls, $.25 overcall)   *
PIN (100 calls, $.25 overcall)        *

All Employees are required to prepay for ANNUAL service at time of Activation.




6/23/97  Ameritel Confidential and Proprietary Information

*  THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

                                         SCHEDULE 3

                        ACTIVATION COMMISSIONS AND AIRTIME RESIDUALS

       1. Activation Commissions. The Company shall pay CWI an Activation Commission of * for each activation of Cellular Service of an individual Subscriber solicited by CWI on the Company's behalf, less chargebacks, as set forth in Section 2.

       2. Chargebacks. The Company shall charge back, against Activation Commissions payable to CWI, the amount of * (Activation Commissions) for each Subscriber whose Cellular Service is terminated for any reason within six (6) months after activation.

       3. Activation Commission Payment Reports. Each payment of Activation Commissions shall be accompanied by a written report prepared by the Company which shall include the name of each Subscriber for whom an Activation Commission is being paid, the telephone number and electronic service number of the telephones activated, and details of chargebacks deducted by the Company during the period covered by the report.

       4. Airtime Residuals. The Company shall pay to CWI semi-annual airtime residuals ("Airtime Residuals") which shall be equal to a percentage of airtime charges billed to all Subscribers for Cellular Service for each six (6) month period ending June 30th and December 31st during the term of this Agreement, as follows:

                                                          Amount of Residual
       Number of Subscribers                       (% of) Airtime Charges

       0-10,000                                           *
       10,001 - 20,000                                    *
       20,001 - 30,000                                    *
       30,000 +                                           *

For purposes of determining the Airtime Residuals, the term "airtime charges" shall mean the total mount of all charges billed in arrears by the Company to Subscribers for minutes in excess of "free" minutes and shall not include roaming charges, long distance charges, special features charges, or monthly access charges. The number of Subscribers utilized in calculating the Airtime Residuals shall be that number of active Subscribers who, as of the close of business on each June 30th and December 31st of each year during the term of this Agreement, have continuously maintained Cellular Service over the entirety of the just concluded six month period.

       5.     Paging Commissions.

              (a) Airtime Residuals. The Company shall pay to CWI semi-annual airtime residuals ("Paging Airtime Residuals") which shall be equal to a percentage of airtime charges billed to Subscribers for Paging Service during each six (6) month period ending June 30th and December 31st during the term of this Agreement as follows:
                                                          Amount of Residual
       Number of Subscribers                       (% of) Airtime Charges

       0-20,000                                           *
       20,001 - 30,000                                    *
       30,001 - 40,000                                    *
       40,000 +                                           *

*  THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

For purposes of determining the Paging Airtime Residual, the term "airtime charges" shall mean the total of all charges billed by the Company for pages by Subscribers (i.e., free pages awarded in promotions and otherwise shall not be included in airtime charges). The number of Subscribers utilized in calculating the Paging Airtime Residuals shall be that number of active Subscribers who, as of the close of business on June 30th and December 31st of each year during the period of the Agreement, have continuously maintained Paging Service over the entirety of the just concluded six month period.